UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2005

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A is filed for the purpose of amending Items 1.01 and 3.02 of the Current Report on Form 8-K of Large Scale Biology Corporation (the “Company”) dated August 5, 2005, filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2005, related to the Company entering into a private equity agreement (the “Agreement”) with a Southridge Capital Management LLC-advised fund, Brittany Capital Management Limited.  The Company filed a registration statement on SEC Form S-1 on September 19, 2005 with respect to the resale of the securities by Brittany Capital.  The SEC advised the Company that the floor price provision of the Agreement is not acceptable for the registration of equity line transactions and to withdraw the registration statement.  The S-1 registration statement was withdrawn on October 7, 2005.  The Agreement was amended and restated on October 12, 2005 in response to the SEC request.  The Company will file a new registration statement on SEC Form S-1 according to the terms of the agreement.

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2005, the Company entered into a three-year private equity agreement with a Southridge Capital Management LLC-advised fund, Brittany Capital Management Limited, which permits the Company to deliver from time to time puts requiring Brittany Capital to purchase up to $15,000,000 of LSBC common stock.  Proceeds of the stock sales are expected to be used for Company general working capital purposes and for the retirement of certain bridge debt.  The Agreement was amended and restated on October 12, 2005.

The following describes certain of the material terms of the equity agreement with Brittany Capital.  The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to Form 8-K filed on August 11, 2005 and this Current Report on Form 8-K/A:

Puts.  The Company has a right to periodically put common shares to Brittany Capital for which it will pay LSBC cash at a seven percent (7%) discount to the then market price calculated over a 10 trading day period.

Transaction Minimum/Maximum.  Each put transaction must have a minimum purchase price of $25,000 and the number of shares issuable is limited to a maximum of five hundred percent (500%) of the weighted average volume for the twenty (20) trading days immediately preceding the put date, up to 4.99% of all of the Company’s outstanding common stock on a transaction closing date.

Aggregate Minimum/Maximum.  The agreement commits LSBC to put shares having a minimum aggregate purchase price of $2,000,000 and a maximum aggregate purchase price of $15,000,000 over the term of the agreement.  The maximum aggregate number of shares put to Brittany Capital may not exceed 19.99% of the Company’s currently outstanding common stock, or approximately 6,430,000 shares, unless the Company seeks and obtains stockholder approval in accordance with rules and requirements of the NASD and the Nasdaq SmallCap Market.

Registration.  The Company filed a registration statement on SEC Form S-1 with respect to the resale of the securities by Brittany Capital on September 19, 2005.   The S-1 registration statement was withdrawn on October 7, 2005.  The Company must file a new registration statement on SEC Form S-1 with respect to the resale of the securities by Brittany Capital, and the registration statement must be effective prior to the first put date.  The Company expects an S-1 registration to be effective within 60 days from October 12, 2005, subject to the SEC Staff’s review schedule.

Term of Agreement:  The agreement is effective as of the date the SEC declares the registration effective and terminates at the earlier of (i) Brittany Capital having purchased the maximum number of shares allowed; (ii) the Company’s common stock no longer lists on a principal stock market; or (iii) three years.

Item 3.02. Unregistered Sales of Equity Securities

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the issuance of the shares of common stock issuable under the equity agreement and the Warrants and their associated exercisability features.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Exhibit Title or Description

	4.1	Private Equity Credit Agreement amended and restated on October 12, 2005 between Registrant and Brittany Capital Management Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: October 14, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration

Exhibit Index

Exhibit Number	Exhibit Title or Description

4.1	Private Equity Credit Agreement amended and restated on October 12, 2005 between Registrant and Brittany Capital Management Limited.